EXHIBIT 4.4

                           CAMCO FINANCIAL CORPORATION

                       CERTIFICATE OF CORPORATE RESOLUTION

         The undersigned officer of Camco Financial Corporation ("Camco") hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Company on May 28, 1996, and that such resolutions have not been modified or rescinded as of the date hereof:

         WHEREAS, Camco Financial Corporation adopted a 401(K) Salary Savings Plan and Trust effective November 16, 1987;
         WHEREAS, Camco Financial Corporation adopted the amended and restated 401(K) Salary Savings Plan effective January 1, 1995 utilizing the Employee Benefit Compliance Services, Inc. Regional Prototype standardized 401(K) Profit Sharing Plan and Trust; and
         WHEREAS, it is desired to amend such Adoption Agreement;
         NOW, THEREFORE, BE IT RESOLVED that said 401(K) Salary Savings Plan is hereby amended as follows:

                                     ITEM I

Effective July 1, 1996, Section E3, FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION, is amended by nullifying option "b" and substituting the following option "d" therefor:

         d. (x) The employer shall make matching contributions equal to the sum of 100% of the portion of the Participant's salary reduction which does not exceed 3% of the Participant's Compensation plus 50% of the portion of the Participant's salary reduction which exceeds 3% of the Participant's Compensation, but does not exceed 5% of the Participant's Compensation.

                                     ITEM II

Effective July 1, 1996, Section E3, FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION is amended by changing the inserted "4%" to "5%" in option "j".

                                    ITEM III

Effective January 1, 1997, the amount of the discretionary Employer contribution (Employer profit sharing contributions) for any Plan Year in which the Employer's adjusted Return on Average Equity (ROAE) exceeds 10%, shall be based on the following schedule:



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Adjusted ROAE                               Employer Contribution
-------------                               ---------------------
Less than 10%                    None
10% - 10.99%                     1% of Previous Year's Reportable Compensation
11% - 11.99%                     2% of Previous Year's Reportable Compensation
12% - 12.99%                     3% of Previous Year's Reportable Compensation
13% - 13.99%                     4% of Previous Year's Reportable Compensation
14% - 14.99%                     5% of Previous Year's Reportable Compensation
15% - 15.99%                     6% of Previous Year's Reportable Compensation
16% - 16.99%                     7% of Previous Year's Reportable Compensation
17% - 17.99%                     8% of Previous Year's Reportable Compensation
18% - 18.99%                     9% of Previous Year's Reportable Compensation
19% - 19.99%                     10% of Previous Year's Reportable Compensation
20% - 21.00%                     11% of Previous Year's Reportable Compensation

The maximum employer contribution shall be 11% of Compensation. The actual amount of the Employer contribution shall be the amount determined from the table above reduced by the amount of any forfeitures of Employer contributions other than matching contributions.

The Employer discretionary contributions shall be invested as follows:

      50% of such Employer discretionary contribution shall be in Camco Common Stock to be purchased by The Trustees on the open market.

      50% of such Employer discretionary contribution shall be for investment in the funds available under this Plan's menu of investments at the sole discretion and direction of the Participant.

The return on average equity shall be determined taking the following into consideration:

      Excluding the effect to ROAE of Camco Acquisitions going forward for the first two calendar years after each acquisition.

      Excluding that portion of CAFI expenses directly related to merger and acquisition activity that exceeds $12,000 per year.

      Excluding the impact of the special assessment anticipated to recapitalize the Savings Association Insurance Fund (FDIC/SAID) in the calendar year of the assessment.


                                            /s/ Anthony J. Popp, Secretary
                                            Anthony J. Popp

                                            Date:    July 17, 1996